As filed with the Securities and Exchange Commission on March 8, 2001.
                                                       Registration No. 33-15533
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        Under the Securities Act of 1933
             -------------------------------------------------------

                        AUTO-TROL TECHNOLOGY CORPORATION
             (Exact name of registrant as specified in its Charter)

            --------------------------------------------------------

             Colorado                                            84-0515221
  (State or other jurisdiction                               (I.R.S. Employer
of incorporation or organization)                         Identification Number)

    12500 North Washington Street, Denver, Colorado 80241-2400 (303) 452-4919 (Address, including zip code, and telephone number, including area code of registrant's principal executive offices)

       Auto-trol Technology Corporation Special Purpose Stock Option Plan
          Auto-trol Technology Corporation Incentive Stock Option Plan
                              (Full title of plans)

                             -----------------------

     Allyson S. Kissell                                    With a copy to:
    Corporate Secretary                                   Sara Kraeski, Esq.
12500 North Washington Street                         Davis Graham & Stubbs LLP
   Denver, Colorado 80241                            1550 17th Street, Suite 500
      (303) 452-4919                                    Denver, Colorado 80202
                                                            (303) 892-7379

            (Name, address including zip code, and telephone number,
                   including area code, of agent for service)

                             -----------------------

                              CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------
                                    Proposed Maximum    Proposed Maximum
Title of Securities   Amount to be   Offering Price    Aggregate Offering      Amount of
 to be Registered      Registered      Per Share              Price         Registration Fee
Common Stock
($ .02 par value)     3,600,000 (1)    $ .1875 (2)       $675,000.00 (2)        $168.75
--------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

(2) Estimated solely for the purposes of calculating the amount of the registration fee pursuant to Rule 457(h). The price per share and aggregate offering price are based upon the average of the high and low prices of the Registrant's Common Stock on March 5, 2001 as quoted on the
     Over-the-Counter Bulletin Board.

INCORPORATION OF PREVIOUS REGISTRATION STATEMENT BY REFERENCE

     The contents of the previous Registration Statement on Form S-8, Registration No. 33-15533, previously filed with the Commission by Auto-trol Technology Corporation are incorporated herein by this reference.

REGISTRATION OF ADDITIONAL SECURITIES

     Auto-trol has previously registered 480,000 shares of its common stock, $0.02 par value ("Common Stock") issuable under Auto-trol's Special Purpose Stock Option Plan, Incentive Stock Option Plan and Employee Stock Purchase Plan, of which 80,000 shares are designated for issuance under the Employee Stock Purchase Plan and 400,000 shares are designated for issuance under the Incentive Stock Option and Special Purpose Stock Option Plans. On January 27, 1998, Auto-trol stockholders increased the aggregate number of shares of Common Stock issuable under the Incentive Stock Option and Special Purpose Stock Option Plans to 1,000,000 shares, an increase of 600,000 shares. On January 25, 2000, Auto-trol stockholders increased the aggregate number of shares of Common Stock issuable under the Incentive Stock Option and Special Purpose Stock Option Plans to 2,000,000 shares, an additional increase of 1,000,000 shares. On January 30, 2001, Auto-trol stockholders increased the aggregate number of shares of Common Stock issuable under the Incentive Stock Option and Special Purpose Stock Option Plans to 4,000,000 shares, an additional increase of 2,000,000 shares. As a result of these three increases, the number of shares issuable under the Incentive Stock Option and Special Purpose Stock Option Plans has been increased by 3,600,000. This Registration Statement is being filed pursuant to General Instruction E to Form S-8 to register such additional shares issuable under the plans.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Washington, D.C., on this 8th day of March, 2001.


                                         AUTO-TROL TECHNOLOGY CORPORATION


                                         By: /s/ HOWARD B. HILLMAN
                                         -------------------------
                                         Howard B. Hillman, President


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

      Signature                           Title                       Date
      ---------                           -----                       ----

/s/ HOWARD B. HILLMAN          President/Chief Executive          March 8, 2001
---------------------          Officer/ChiefFinancial Officer/
Howard B. Hillman              Director

/s/ WILLAM R. USHER            Director                           March 8, 2001
-------------------
William R. Usher

/s/ J. RODERICK HELLER III     Director                           March 8, 2001
--------------------------
J. Roderick Heller, III

                                  EXHIBIT INDEX

Exhibit No.                 Description
-----------                 -----------

4.1          Auto-trol Special Purpose Stock Option Plan

4.2          Auto-trol Incentive Stock Option Plan

5.1          Opinion and Consent of Davis Graham & Stubbs LLP

23.2         Consent of Gelfond Hochstadt Pangburn, P.C.